EXHIBIT 99.1

First Data Reports Second Quarter 2018 Financial Results and
Raises Full Year Revenue Guidance

•	Total segment revenue of $2,234 million, up 11% reported(a), up 9% on a comparable accounting basis(b), up 6% on an organic constant currency basis(c)

•	Consolidated revenue of $2,448 million, impacted by the adoption of ASC 606

•	Net income attributable to First Data diluted EPS of $0.36

•	Adjusted diluted EPS of $0.39

•	Total segment EBITDA of $864 million, up 10% reported(a), up 10% on a comparable accounting basis(b), up 8% on an organic constant currency basis(c)

•	Cash flow from operations of $604 million; free cash flow of $378 million

•	Total borrowings declined $395 million; net debt declined $344 million in quarter

•	Raising full year 2018 guidance for segment revenue growth

•	Signed agreement to divest businesses in Greece and Central/Eastern Europe for €375 million

NEW YORK, July 30, 2018 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology, today reported financial results for the second quarter ended June 30, 2018.

“We delivered another strong quarter of financial results, driven by solid contributions from each of our business segments. Our continued investment in technology aimed at helping our customers grow with cutting-edge solutions continues to pay off, resulting in excellent performance in several businesses,” said First Data Chairman and CEO Frank Bisignano. “Looking ahead, First Data is positioned to build on our first half momentum with continued strong performance in the second half of the year and beyond, supported by our market-leading products and services, strong positioning in key global markets, and commitment to driving value through strategic capital allocation,” Bisignano added.

Total segment revenue was $2,234 million for the quarter, up 11% versus the prior year period on a reported basis(a), up 9% on a comparable accounting basis(b), or up 6% on an organic

(a)
GAAP growth rate -- Consolidated revenue, segment revenue and segment EBITDA reflect New Reporting Standards, including the modified retrospective application of ASC 606 (the New Revenue Standard). See Form 8-K filed on April 16, 2018, for full description of the New Reporting Standards and their impact on 2017 results.

(b)	Non-GAAP growth rate -- Growth rate adjusted to retrospectively apply ASC 606 to the prior year period, providing a consistent basis of accounting to both periods.

(c)
Non-GAAP growth rate -- Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply ASC 606 to the prior year period.

constant currency basis(c). Consolidated revenue for the second quarter was $2,448 million, impacted by the adoption of ASC 606.

Net income attributable to First Data for the second quarter of 2018 was $341 million, or $0.36 per diluted share, up 84% and 80%, respectively, from comparable figures in the second quarter of 2017. The increase in net income attributable to First Data was primarily driven by a $107 million tax benefit related to a previously disclosed settlement of an IRS audit, as well as improved operating results in the current period.

Adjusted net income, which modifies net income for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, certain discrete tax items and other items, was $371 million, or $0.39 per diluted share, down 1% and 3%, respectively, from comparable figures in the second quarter of 2017. The decrease was driven by a normalized adjusted effective tax rate in the current period, largely offset by improved operating results.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the second quarter of 2018 was $864 million, up 10% versus the prior year period on both a reported basis(a) and comparable accounting basis(b), or up 8% on an organic constant currency basis(c). Total segment EBITDA margin was 38.7%, up 18 basis points on a comparable accounting basis(b), or up 78 basis points on an organic constant currency basis(c).

Segment Results

Global Business Solutions (GBS)

Second quarter 2018 GBS segment revenue was $1,449 million, up 18% versus the prior year period on a reported basis(a), up 14% on a comparable accounting basis(b), or up 8% on an organic constant currency basis(c). Within geographic regions, North America revenue of $1,134 million was up 18% versus the prior year period on a reported basis(a), up 13% on a comparable accounting basis(b), or up 6% on an organic constant currency basis(c). Performance in North America reflected strong growth in the ISV and agent businesses within the Partner Solutions channel, combined with good growth in the Direct channel. The JV channel saw a slight revenue decline, comparable to its performance in the first quarter of 2018. EMEA revenue was $180 million, up 15% on a reported basis(a), up 13% on a comparable accounting basis(b), or up 5% on an organic constant currency basis(c), driven by growth in the U.K. Latin America revenue was $85 million, up 32% on a reported basis, up 20% on a comparable accounting basis(b), or up 47% on an organic constant currency basis(c), driven by strong growth in Brazil and Argentina. APAC revenue was $50 million, up 20% on a reported basis(a), up 21% on a comparable accounting basis(b), or up 19% on an organic constant currency basis(c), driven by good growth throughout the region.

Second quarter 2018 GBS segment EBITDA was $544 million, up 13% versus the prior year period on both a reported basis and comparable accounting basis(a)(b), or up 10% on an organic constant currency basis(c). GBS Segment EBITDA margin was 37.5%, down 28 basis points on a comparable accounting basis(b), or up 70 basis points on an organic constant currency basis(c).

Global Financial Solutions (GFS)

Second quarter 2018 GFS segment revenue was $414 million, up 3% versus the prior year period on a reported basis(a), up 2% on a comparable accounting basis(b), or up 4% on an organic constant currency basis(c). Within geographic regions, North America revenue of $233 million was flat on a reported basis(a), or down 1% on both a comparable accounting basis(b) and on an organic constant currency basis(c), driven by recent long-term renewals. EMEA revenue was $119 million, up 6% versus the prior year period on a reported basis(a), up 7% on a comparable accounting basis(b), or up 7% on an organic constant currency basis(c), driven by healthy growth in the U.K. Latin America revenue was $36 million, up 6% versus the prior year period on a reported basis, flat on a comparable accounting basis(b), or up 13% on an organic constant currency basis(c), driven by growth in Argentina. APAC revenue was $26 million, up 7% versus the prior year period on a reported basis, up 27% on a comparable accounting basis(b), or up 25% on an organic constant currency basis(c), driven by strong growth across the region.

Second quarter 2018 GFS segment EBITDA was $176 million, up 7% versus the prior year period on a reported basis(a), up 5% on a comparable accounting basis(b), or up 7% on an organic constant currency basis(c). GFS Segment EBITDA margin was 42.5%, up 58 basis points on a comparable accounting basis(b), or up 111 basis points on an organic constant currency basis(c).

Network & Security Solutions (NSS)

Second quarter 2018 NSS segment revenue was $371 million, down 3% versus the prior year period on a reported basis(a), up 1% on a comparable accounting basis(b), or up 3% on an organic constant currency basis(c). Within NSS's primary businesses, both Stored Value and EFT revenue grew mid-single digits in the quarter. Security and Fraud revenue was flat as high-single digit growth in the core security and fraud businesses was offset by a decline in TeleCheck revenue in the quarter.

Second quarter 2018 NSS segment EBITDA was $193 million, up 7% versus the prior year period on a reported basis(a), comparable accounting basis(b), and organic constant currency basis(c). NSS Segment EBITDA margin was 52.0%, up 298 basis points on a comparable accounting basis(b), or up 202 basis points on an organic constant currency basis(c).

Cash Flow

In the second quarter 2018, cash flow from operations was $604 million, up $24 million compared to $580 million in the prior year period. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $378 million in the current quarter, down $70 million compared to $448 million in the prior year period, primarily driven by the non-recurrence of a $90 million swap settlement in the prior year period, partially offset by improved operating results.

In the first six months of 2018, cash flow from operations was $1.14 billion, up $137 million compared to $1.00 billion in the prior year six-month period. Free cash flow was $746 million in the current six-month period, up $37 million compared to $709 million in the prior year period.

Capital Structure

First Data's total borrowings at June 30, 2018 decreased by $581 million to $18,617 million, from $19,198 million at December 31, 2017. The decrease was driven by debt paydowns during the period. Net debt at June 30, 2018 decreased by $583 million to $18,038 million, from $18,621 million at December 31, 2017.

Divestitures

In the second quarter of 2018, First Data entered into an agreement to divest its card processing businesses (reported within GFS EMEA) in Greece and Central/Eastern Europe for €375 million. The deal is expected to close before year end.

Updated 2018 Full Year Revenue Guidance

The updated guidance provided below holds foreign exchange rates constant versus the year-ago comparable period ("constant currency"), and applies the New Reporting Standards to the referenced year ago period.

•
Total segment revenue growth: 7% to 8%, compared to previously disclosed guidance of 6% to 7%. Both ranges include a net benefit attributable to the full year impact of closed major acquisitions and dispositions of approximately 2 percentage points.

Segment EBITDA growth, adjusted EPS, and free cash flow guidance remains unchanged from previously disclosed guidance.

See "2018 Non-GAAP Guidance Reconciliation" in the financial tables of this press release for reconciliations of non-GAAP guidance measures to the most directly comparable GAAP measures.

Investor Conference Call

The Company will host a conference call and webcast on Monday, July 30, 2018, at 8 a.m. ET to review the second quarter 2018 financial results.

To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.) at least 10 minutes prior to the start of the call. The call will also be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com along with a slide presentation to accompany the call.

A replay of the call will be available through August 30, 2018, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10121737 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, adjusted net income, adjusted net income per diluted share, free cash flow and net debt. The Company has included non-GAAP measures because management believes that they help to facilitate comparisons of the Company's operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Additional information about non-GAAP financial measures, including a reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The Company’s 22,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.4 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Andrea Duffy Public Relations First Data 212-515-0174 Andrea.Duffy@firstdata.com

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First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues:
Revenues excluding reimbursable items	$2,244	$2,035	$4,328	$3,917
Reimbursable items	204	990	402	1,909
Total revenues	2,448	3,025	4,730	5,826
Expenses:
Cost of revenues (exclusive of items shown below)	751	782	1,530	1,562
Selling, general, and administrative	683	520	1,330	1,046
Depreciation and amortization	255	237	505	465
Other operating expenses	17	29	77	51
Total expenses (excluding reimbursable items)	1,706	1,568	3,442	3,124
Reimbursable items	204	990	402	1,909
Total expenses	1,910	2,558	3,844	5,033
Operating profit	538	467	886	793
Interest expense, net	(234)	(236)	(467)	(469)
Loss on debt extinguishment	(1)	(15)	(1)	(71)
Other income (expense)	2	(2)	(1)	(3)
Income before income taxes and equity earnings in affiliates	305	214	417	250
Income tax (benefit) expense	(37)	28	(10)	40
Equity earnings in affiliates	60	57	109	112
Net income	402	243	536	322
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	61	58	94	101
Net income attributable to First Data Corporation	$341	$185	$442	$221

Net income attributable to First Data Corporation per share:
Basic	$0.37	$0.20	$0.48	$0.24
Diluted	$0.36	$0.20	$0.47	$0.24

Weighted-average common shares outstanding:
Basic	928	915	926	913
Diluted	954	938	950	935

The 2018 results include the impact of adopting ASC 606 (the New Revenue Standard), while the 2017 results are stated under ASC 605 (the Legacy Revenue Standard).

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	June 30, 2018	December 31, 2017

Cash and cash equivalents	$544	$498
Settlement assets	16,982	20,363
Total assets	44,447	48,269

Short-term and current portion of long-term borrowings	900	1,271
Settlement obligations	16,982	20,363
Long-term borrowings	17,717	17,927
Total liabilities	37,962	42,183

Redeemable noncontrolling interest	78	72

Total First Data Corporation stockholders' equity	3,583	3,152
Noncontrolling interests	2,824	2,862
Total equity	6,407	6,014

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Source/(Use) of cash
Net cash provided by operating activities	$604	$580	$1,138	$1,001
Net cash used in investing activities	(147)	(125)	(290)	(241)
Net cash used in financing activities	(480)	(475)	(784)	(662)
Supplemental cash flow data
Cash interest payments(a)	$215	$208	$452	$453

(a)	For purposes of this schedule, cash interest payments excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended June 30,				Six months ended June 30,
	2018	2017	% Change	Organic CC % Change(c)	2018	2017	% Change	Organic CC % Change(c)
Consolidated Revenues	$2,448	$3,025	(19)%		$4,730	$5,826	(19)%
Adjustments:
Non wholly owned entities(a)	(10)	(25)	(60)%		(14)	(35)	(60)%
Reimbursable items	(204)	(990)	(79)%		(402)	(1,909)	(79)%
Total Segment Revenues	$2,234	$2,010	11%	6%	$4,314	$3,882	11%	6%

Segment Revenues:
Global Business Solutions	$1,449	$1,227	18%	8%	$2,767	$2,345	18%	7%
Global Financial Solutions	414	402	3%	4%	814	795	2%	2%
Network & Security Solutions	371	381	(3)%	3%	733	742	(1)%	5%
Total Segment Revenues	$2,234	$2,010	11%	6%	$4,314	$3,882	11%	6%

	Three months ended June 30,				Six months ended June 30,
	2018	2017	% Change	Organic CC % Change(c)	2018	2017	% Change	Organic CC % Change(c)
Net income attributable to First Data Corporation	$341	$185	84%		$442	$221	100%
Adjustments:
Non wholly owned entities(a)	(4)	(6)	(33)%		(22)	(12)	83%
Depreciation and amortization	255	237	8%		505	465	9%
Interest expense, net	234	236	(1)%		467	469	—%
Loss on debt extinguishment	1	15	(93)%		1	71	(99)%
Other items(b)	15	33	(55)%		78	59	32%
Income tax (benefit) expense	(37)	28	(232)%		(10)	40	(125)%
Stock-based compensation	59	56	5%		133	121	10%
Total Segment EBITDA	$864	$784	10%	8%	$1,594	$1,434	11%	9%

Segment EBITDA:
Global Business Solutions	$544	$483	13%	10%	$978	$865	13%	10%
Global Financial Solutions	176	165	7%	7%	342	319	7%	7%
Network & Security Solutions	193	180	7%	7%	368	336	10%	10%
Corporate	(49)	(44)	(11)%	(11)%	(94)	(86)	(9)%	(9)%
Total Segment EBITDA	$864	$784	10%	8%	$1,594	$1,434	11%	9%

NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue.

(b)
Includes restructuring, non-normal course litigation and regulatory settlements, debt issuance expenses, deal and deal integration costs, Other expense as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), and other as applicable to the periods presented.

(c) Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended June 30,			Six months ended June 30,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported FDC segment revenue	$2,234	$2,010	11%	$4,314	$3,882	11%
New revenue standard adjustments (ASC 606)	—	29		—	46
FDC segment revenue (comparable accounting)	2,234	2,039	9%	4,314	3,928	10%
Currency impact	1	—		(26)	—
FDC CC adjusted segment revenue	2,235	2,039	10%	4,288	3,928	9%
Acquisitions/Divestitures(c)	—	61		—	119
Organic CC FDC segment revenue growth(a)	$2,235	$2,100	6%	$4,288	$4,047	6%

Reported GBS segment revenue	$1,449	$1,227	18%	$2,767	$2,345	18%
New revenue standard adjustments (ASC 606)	—	42		—	74
GBS segment revenue (comparable accounting)	1,449	1,269	14%	2,767	2,419	14%
Currency impact	4	—		(11)	—
Acquisitions/Divestitures(c)	—	74		—	145
Organic CC GBS segment revenue growth(a)	$1,453	$1,343	8%	$2,756	$2,564	7%

Reported GBS NA segment revenue	$1,134	$965	18%	$2,148	$1,845	16%
New revenue standard adjustments (ASC 606)	—	34		—	60
GBS NA segment revenue (comparable accounting)	1,134	999	13%	2,148	1,905	13%
Currency impact	(1)	—		(2)	—
Acquisitions/Divestitures(c)	—	74		—	145
Organic CC GBS NA segment revenue growth(a)	$1,133	$1,073	6%	$2,146	$2,050	5%

Reported GBS EMEA segment revenue	$180	$156	15%	$348	$296	17%
New revenue standard adjustments (ASC 606)	—	2		—	3
GBS EMEA segment revenue (comparable accounting)	180	158	13%	348	299	16%
Currency impact	(14)	—		(34)	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS EMEA segment revenue growth(a)	$166	$158	5%	$314	$299	5%

Reported GBS APAC segment revenue	$50	$42	20%	$98	$81	21%
New revenue standard adjustments (ASC 606)	—	—		—	—
GBS APAC segment revenue (comparable accounting)	50	42	21%	98	81	21%
Currency impact	—	—		(3)	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS APAC segment revenue growth(a)	$50	$42	19%	$95	$81	17%

Reported GBS LATAM segment revenue	$85	$64	32%	$173	$123	40%
New revenue standard adjustments (ASC 606)	—	6		—	11
GBS LATAM segment revenue (comparable accounting)	85	70	20%	173	134	28%
Currency impact	19	—		28	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GBS LATAM segment revenue growth(a)	$104	$70	47%	$201	$134	49%

Reported GFS segment revenue	$414	$402	3%	$814	$795	2%
New revenue standard adjustments (ASC 606)	—	1		—	—
GFS segment revenue (comparable accounting)	414	403	2%	814	795	3%
Currency impact	(3)	—		(15)	—
Acquisitions/Divestitures(c)	—	(6)		—	(12)
Organic CC GFS segment revenue growth(a)	$411	$397	4%	$799	$783	2%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended June 30,			Six months ended June 30,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported GFS NA segment revenue	$233	$233	—%	$461	$469	(2)%
New revenue standard adjustments (ASC 606)	—	2		—	—
GFS NA segment revenue (comparable accounting)	233	235	(1)%	461	469	(2)%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GFS NA segment revenue growth(a)	$233	$235	(1)%	$461	$469	(2)%

Reported GFS EMEA segment revenue	$119	$110	6%	$229	$211	9%
New revenue standard adjustments (ASC 606)	—	1		—	—
GFS EMEA segment revenue (comparable accounting)	119	111	7%	229	211	9%
Currency impact	(7)	—		(20)	—
Acquisitions/Divestitures(c)	—	(6)		—	(12)
Organic CC GFS EMEA segment revenue growth(a)	$112	$105	7%	$209	$199	6%

Reported GFS APAC segment revenue	$26	$25	7%	$57	$48	19%
New revenue standard adjustments (ASC 606)	—	(4)		—	(6)
GFS APAC segment revenue (comparable accounting)	26	21	27%	57	42	36%
Currency impact	(1)	—		(2)	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GFS APAC segment revenue growth(a)	$25	$21	25%	$55	$42	32%

Reported GFS LATAM segment revenue	$36	$34	6%	$67	$67	—%
New revenue standard adjustments (ASC 606)	—	2		—	6
GFS LATAM segment revenue (comparable accounting)	36	36	—%	67	73	(8)%
Currency impact	5	—		7	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC GFS LATAM segment revenue growth(a)	$41	$36	13%	$74	$73	1%

Reported NSS segment revenue	$371	$381	(3)%	$733	$742	(1)%
New revenue standard adjustments (ASC 606)	—	(14)		—	(28)
NSS segment revenue (comparable accounting)	371	367	1%	733	714	3%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	(7)		—	(14)
Organic CC NSS segment revenue growth(a)	$371	$360	3%	$733	$700	5%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT EBITDA RECONCILIATION
	Three months ended June 30,			Six months ended June 30,
	2018	2017	% B/(W)(b)	2018	2017	% B/(W)(b)
Reported FDC segment EBITDA	$864	$784	10%	$1,594	$1,434	11%
New revenue standard adjustments (ASC 606)	—	1		—	(7)
FDC segment EBITDA (comparable accounting)	864	785	10%	1,594	1,427	12%
Currency impact	7	—		2	—
FDC CC adjusted segment EBITDA	871	785	11%	1,596	1,427	12%
Acquisitions/Divestitures(c)	—	17		—	35
Organic CC FDC segment EBITDA growth(a)	$871	$802	8%	$1,596	$1,462	9%

Reported GBS segment EBITDA	$544	$483	13%	$978	$865	13%
New revenue standard adjustments (ASC 606)	—	(3)		—	(11)
GBS segment EBITDA (comparable accounting)	544	480	13%	978	854	14%
Currency impact	6	—		4	—
Acquisitions/Divestitures(c)	—	19		—	39
Organic CC GBS segment EBITDA growth(a)	$550	$499	10%	$982	$893	10%

Reported GFS segment EBITDA	$176	$165	7%	$342	$319	7%
New revenue standard adjustments (ASC 606)	—	4		—	4
GFS segment EBITDA (comparable accounting)	176	169	5%	342	323	6%
Currency impact	1	—		(2)	—
Acquisitions/Divestitures(c)	—	(2)		—	(4)
Organic CC GFS segment EBITDA growth(a)	$177	$167	7%	$340	$319	7%

Reported NSS segment EBITDA	$193	$180	7%	$368	$336	10%
New revenue standard adjustments (ASC 606)	—	—		—	—
NSS segment EBITDA (comparable accounting)	193	180	7%	368	336	10%
Currency impact	—	—		—	—
Acquisitions/Divestitures(c)	—	—		—	—
Organic CC NSS segment EBITDA growth(a)	$193	$180	7%	$368	$336	10%

(a)
Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; (3) includes the results of significant acquisitions in the prior year period; and (4) is adjusted to retrospectively apply New Reporting Standards to the prior year period.

(b)	“B” means results in 2018 are better than results in 2017 “(W)” means results are worse.

(c)
“Acquisitions/Divestitures" includes the following 2017 activity: the acquisitions of CardConnect and BluePay in GBS North America; the formation of the digital banking JV in NSS (treated as a 50% digital banking revenue divestiture), and the divestiture of the GFS Baltics business.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended June 30,			Six months ended June 30,
	2018	2017	% Change	2018	2017	% Change
Net income attributable to First Data Corporation	$341	$185	84%	$442	$221	100%
Adjustments:
Stock-based compensation	59	56	5%	133	121	10%
Loss on debt extinguishment	1	15	(93)%	1	71	(99)%
Amortization of acquisition intangibles and deferred financing costs(a)	104	94	11%	210	189	11%
Loss on disposal of businesses	1	—	NM	2	—	NM
Restructuring	16	16	—%	48	39	23%
Intercompany foreign exchange gain (loss)	(7)	3	NM	(4)	4	NM
Impairment, litigation, and other(b)	8	4	100%	18	3	NM
Deal and integration costs	(4)	5	NM	3	5	(40)%
(Gain)/loss on investments	3	—	NM	2	—	NM
Fees paid on debt modification	—	9	NM	—	9	NM
Discrete tax adjustment(c)	—	(4)	NM	—	(4)	NM
Discrete tax items(d)	(107)	(7)	NM	(101)	(7)	NM
Income tax on above items and discrete tax items(e)	(44)	(2)	NM	(104)	(19)	NM
Adjusted net income attributable to First Data Corporation	$371	$374	(1)%	$650	$632	3%

Income tax (benefit) expense	(37)	28	NM	(10)	40	NM
Discrete tax items(d)	107	7	NM	101	7	NM
Income tax on above items and discrete tax items(e)	44	2	NM	104	19	NM
Adjusted pre-tax net income attributable to First Data Corporation	$485	$411	18%	$845	$698	21%

Adjusted net income per share:
Basic	$0.40	$0.41	(2)%	$0.70	$0.69	1%
Diluted	$0.39	$0.40	(3)%	$0.68	$0.68	1%

Weighted-average common shares used to compute adjusted net income per share:
Basic	928	915	1%	926	913	1%
Diluted	954	938	2%	950	935	2%
NM represents not meaningful

(a)
Represents amortization of intangibles established in connection with the 2007 merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non-wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $4 million and $4 million for the three months ended June 30, 2018 and 2017, respectively, and $9 million and $8 million for the six months ended June 30, 2018 and 2017, respectively.

(b)	Represents impairments, non-normal course litigation and regulatory settlements, divestitures, and other, as applicable to the periods presented.

(c)
Prior to January 1, 2018, we excluded the impact of all discrete tax items from Adjusted Net Income and Diluted Adjusted Net Income per Share. We will no longer exclude certain discrete items which were deemed to be recurring in nature. We retrospectively adjusted the prior period results presented in these unaudited consolidated financial statements.

(d)
We exclude from Adjusted net income certain discrete tax item, such as tax law changes, tax impact of mergers and acquisitions, valuation allowance releases, tax reserves related to issues that arose before KKR acquired us greater than $5 million within a quarter. Adjusted net income for the three and six months ended June 30, 2018 includes discrete tax benefits in the amount of $14 million and $31 million, respectively, and the comparable periods in 2017 included discrete tax expense in the amount of $2 million and $4 million for the three and six months ended June 30, 2017, respectively.

(e)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

FREE CASH FLOW RECONCILIATION

	Six months ended June 30,
	2018	2017	Change

Net cash provided by operating activities	$1,138	$1,001	$137
Capital expenditures	(290)	(256)	(34)
Distribution and dividends paid to noncontrolling interests and redeemable noncontrolling interest and other	(102)	(36)	(66)
Free cash flow	$746	$709	$37

	NET DEBT RECONCILIATION

	As of	As of
	June 30, 2018	December 31, 2017
Total long-term borrowings	$17,717	$17,927
Total short-term and current portion of long-term borrowings	900	1,271
Total borrowings	18,617	19,198
Unamortized discount and unamortized deferred financing costs	112	126
Total borrowings at par	18,729	19,324
Less: Settlement lines of credit and other arrangements	147	205
Gross debt excluding settlement lines of credit and other arrangements	18,582	19,119
Less: Cash and cash equivalents	544	498
Net debt	$18,038	$18,621

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three months ended June 30,			Six months ended June 30,
	2018	2017	% Change	2018	2017	% Change
GBS:
North America merchant transactions(a)	13,482	12,494	8%	25,603	23,977	7%
International merchant transactions(b)	2,748	2,397	15%	5,245	4,624	13%

GFS:
North America card accounts on file(c)				923	878	5%
International card accounts on file(d)				193	160	20%

NSS:
Network transactions (EFT Network and Stored Value)(e)	6,295	5,352	18%	12,245	10,466	17%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, PIN-debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions. International merchant transactions reflect 100% of alliance transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)	International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, Payroll and Gift Solutions and POS transactions.

First Data Corporation
2018 Non-GAAP Guidance Reconciliation
(Unaudited)
(in millions)

Consolidated Revenue to Total Segment Revenue
FY 2018 vs. FY 2017
Consolidated revenue (at reported rates) 2018 at ASC 606 vs. 2017 at ASC 605	~(20%)
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
+ASC 606 Adjustments
Total segment revenue (reported)	~6-7%
Memo: Total segment revenue (at constant currency)	~7-8%

Net Income to Total Segment EBITDA
FY 2018 vs. FY 2017
Net income attributable to FDC(1) 2018 at ASC 606 vs. 2017 at ASC 605	~(35%) - (45%)
Adjustments
+Depreciation and amortization
+Interest Expense, net
+Income tax (benefit) expense
+Stock Based Compensation
+ASC 606 Adjustments
+ Other(2)
Total segment EBITDA (reported)	~6-8%
Memo: total segment EBITDA (at constant currency)	~8-10%

Net Income to Adj. Net Income
FY 2018
Net income attributable to FDC(1)	$0.90-$0.95
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+ASC 606 Adjustments
+Other(3)
Adjusted Net Income	$1.42-$1.47

Cash Flow From Operations to Free Cash Flow
FY 2018
Cash / provided by operating activities	$2.1B+
+Adjustments(4)
Free cash flow source	$1.4B+

(1)
Reflects a significant increase in tax expense in 2018 primarily driven by the Q4 2017 release of a valuation allowance against deferred tax assets associated with the U.S. federal NOL. The reversal of the valuation allowance resulted in a significant non-cash tax benefit in Q4 2017 and the recording of a normalized book tax rate in 2018.

(2)	Includes non wholly owned entities adjustment, loss on debt extinguishment, as well as other items.

(3)	Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items.

(4)	Includes capital expenditures and distributions to minority interest and other.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) the successful management of our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) our successful management of credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to use our net operating losses without restriction to offset income for US tax purposes; (10) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (11) the acquisition or disposition of material business or assets; (12) our ability to successfully value and integrate acquired businesses; (13) our high degree of leverage; (14) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (15) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (16) the impact of new or changes in current laws, regulations, credit card association rules, or other industry standards; and (17) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2017, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.